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[PARENTERANDOLPH LOGO]

                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registered Statement (Form S-8 No.33-98812) pertaining to the 1993 Key Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan of Parkvale Financial Corporation of our report dated July 20,2004, with respect to the consolidated financial statements of Parkvale Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 2004.

PARENTE RANDOLPH, LLC

Pittsburgh, Pennsylvania
September 13,2004



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One PPG Place
Pittsburgh, PA  15219




            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98812) pertaining to the 1993 Key Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan of Parkvale Financial Corporation of our report dated July 18, 2003, with respect to the consolidated financial statements relative to the year ended June 30, 2003, of Parkvale Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 2004 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 13, 2004




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